Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT
James Mead
Chief Financial Officer

—or—

Heidi Gillette
Investor Relations
(212) 594-2700

SL Green Realty Corp. Announces Tender Offer for up to $100,000,000
Aggregate Principal Amount of Certain of its Outstanding Notes

New York, NY, November 28, 2012 - SL Green Realty Corp. (the “Company”) (NYSE: SLG) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding 5.875% Notes due 2014 (the “5.875% Notes”) and a principal amount of the outstanding 6.000% Notes due 2016 (the “6.000% Notes,” and together with the 5.875% Notes, the “Notes”) equal to the difference between the aggregate principal amount of 5.875% Notes validly tendered and accepted for purchase and $100,000,000 (the “Maximum Purchase Amount”), in each case at a purchase price per $1,000 principal amount as set forth in the table below.  The 5.875% Notes and the 6.000% Notes were issued by  Reckson Operating Partnership, L.P., a wholly-owned subsidiary of the Company’s operating partnership, SL Green Operating Partnership, L.P.  The Tender Offer will expire at 12:00 midnight, New York City time, on December 26, 2012, unless extended with respect to one or both series of Notes (as such time and date may be extended, the “Expiration Date”) or earlier terminated by the Company.  The Tender Offer is being made pursuant to the Offer to Purchase dated November 28, 2012 and the accompanying Letter of Transmittal which more fully set forth the terms and conditions of the Tender Offer.

		Aggregate Principal	Dollars Per $1,000 Principal Amount
CUSIP Number	Title of Security	Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration(1)
75621LAH7	5.875% Notes due 2014	$98,578,000	$1,035.00	$30	$1,065.00
75621LAK0	6.000% Notes due 2016(2)	$275,000,000	$1,080.00	$30	$1,110.00

(1)         Equal to the sum of the applicable Tender Offer Consideration per $1,000 principal amount of Notes for each series (the “Tender Offer Consideration”) plus the applicable Early Tender Premium per $1,000 principal amount of Notes (the “Early Tender Premium”), in each case, as set forth in this table.

(2)        The Company will purchase up to the remaining Maximum Purchase Amount of 6.000% Notes validly tendered after accepting for purchase all validly tendered 5.875% Notes.

In order to receive the applicable Total Consideration set forth in the table above, holders of Notes must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on December 11, 2012, unless extended with respect to either series (such date and time, as the same may be extended with respect to either series, the “Early Tender Date”).  In the case of each series of Notes, the applicable Total Consideration includes an early tender

premium of $30 per $1,000 principal amount of 5.875% Notes and 6.000% Notes (the “Early Tender Premium”).   Holders of Notes validly tendering their Notes after the Early Tender Date and on or prior to the Expiration Date and not validly withdrawing such Notes will only be eligible to receive the applicable Tender Offer Consideration set forth in the table above, which is equal to the applicable Total Consideration minus the Early Tender Premium.

Holders of Notes may withdraw the tender of their Notes at any time prior to 5:00 p.m., New York City time, on December 11, 2012, unless extended by the Company with respect to one or both series of such Notes. Validly withdrawn Notes may be re-tendered at any time prior to the applicable Expiration Date. The Tender Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase. The Tender Offer is not conditioned on the tender of a minimum principal amount of any series of Notes. The Company may amend, extend or, subject to certain conditions, terminate the Tender Offer with respect to any series of Notes at any time.

The Company will pay the applicable Total Consideration or applicable Tender Offer Consideration, as the case may be, plus accrued and unpaid interest in respect of any Notes accepted for purchase in the Tender Offer up to, but not including, the date of payment for the Notes, which is expected to be the next business day following the applicable Expiration Date.

This press release is for informational purposes only and is not an offer to sell or purchase or the solicitation of an offer to sell or purchase any securities discussed herein.  The Tender Offer is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.  The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of the Company, the dealer managers, the depositary, the information agent, the trustee or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Tender Offer.

The Company has engaged J.P. Morgan Securities LLC and Wells Fargo Securities, LLC to act as dealer managers for the Tender Offer. The Company has engaged Global Bondholder Services Corporation to act as information agent and depositary for the Tender Offer.  Requests for documents may be directed to Global Bondholder Services Corporation at (866) 804-2200 (U.S. toll free) or at (212) 430-3774 (collect), or in writing to 65 Broadway, Suite 404, New York, NY 10006, Attention: Corporate Actions.  Questions regarding the Tender Offer may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-4811 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 715-8341 (collect).

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2012, SL Green owned interests in 77 Manhattan properties totaling 39.3 million square feet. This included ownership interests in 27.5 million square feet of commercial properties and debt and preferred equity investments secured by 11.8 million square feet of properties. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban assets totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with four development properties in the suburbs encompassing approximately 0.5 million square feet. The Company also has ownership interests in 31 properties totaling 4.5 million square feet in southern California.

Forward Looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York metropolitan area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.